UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2005

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Lipid Sciences, Inc. (the “Corporation”) has entered into a consulting agreement (the “Consulting Agreement”), effective as of May 16, 2005, with H. Bryan Brewer, Jr., M.D. and Washington Cardiovascular Associates, LLC (“WCA”), an entity beneficially owned by Dr. Brewer, pursuant to which WCA will provide the services of Dr. Brewer as the Corporation’s Chief Scientific Director.  Dr. Brewer was appointed as Vice Chairman of the Corporation’s Board of Directors on May 16, 2005, and serves as Chairman of the Corporation’s Scientific Advisory Board.

The Consulting Agreement is for a three-year term.  Under the Consulting Agreement, the Corporation will provide annual fees to WCA of $395,000.  The Consulting Agreement entitles the Corporation to terminate the Consulting Agreement (i) for “cause”, as defined in the Consulting Agreement, and (ii) if Dr. Brewer elects not to terminate outside activities undertaken by him that are determined by a majority vote of the Corporation’s Board of Directors to conflict with or be contrary to the interests of the Corporation.  The Consulting Agreement also provides for the reimbursement of expenses incurred by Dr. Brewer for services as the Corporation’s Chief Scientific Director in a manner consistent with reimbursement of expenses made by the Corporation to its executive officers and directors.

In consideration of Dr. Brewer’s services as Chief Scientific Director, the Corporation has granted Dr. Brewer options to purchase 100,000 shares of the Corporation’s common stock under the Corporation’s Performance Equity Plan, which options shall vest in three annual installments of 33,334, 33,333, and 33,333 shares on the first, second and third anniversary of May 16, 2005.

In connection with his service as the Corporation’s Vice Chairman of the Board of Directors, the Corporation has granted Dr. Brewer options to purchase 350,000 shares of the Corporation’s common stock under the Corporation’s Performance Equity Plan, which option shall vest in three annual installments of 116,667, 116,667 and 116,666 shares on the first, second and third anniversary of May 16, 2005.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 16, 2005, the Board of Directors amended the Bylaws of the Corporation as follows:

•                  Section 1.5 was amended to include a reference to the Vice Chairman in the first sentence thereof;

•                  a new Section 2.10 was added, which sets forth the organization of the meetings of the Board of Directors;

•                  a new Section 2.11 was added, which sets forth the duties of the position of Chairman of the Board;

•                  a new Section 2.12 was added, which sets forth the duties of the position of Vice Chairman;

•                  Section 4.1 was amended to delete the reference to the Chairman of the Board in the second sentence thereof, and to add a new sentence thereto to the effect that all officers shall have the authority and duties provided for in the Bylaws or, if not so provided, as may be determined by the Board of Directors.

A copy of the Bylaws of Lipid Sciences, Inc. (as amended as of May 16, 2005), is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1                                 Bylaws of Lipid Sciences, Inc. (as amended as of May 16, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: May 20, 2005	By:	/s/ Sandra Gardiner
	Name:	Sandra Gardiner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Bylaws of Lipid Sciences, Inc. (as amended as of May 16, 2005).